UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/20/2014

Vantage Drilling Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34094

Cayman Islands	N/A
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

777 Post Oak Boulevard, Suite 800
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

In conjunction with the pending lawsuit of Vantage Drilling Company (the "Company") against Hsin-Chi Su , styled Vantage Drilling Company vs. Hsin-Chi Su a/k/a Nobu Su, in the 295th Judicial District Court of Harris County, Texas, on June 20, 2014, the Company received notice that Mr. Su had filed an Original Counterclaim and Third Party Petition against the Company and certain of the Company's current and former officers and directors. The counterclaim alleges fraud, breach of fiduciary duty and theft by the Company and certain of its current and former officers and directors in the Company's dealings with Mr.Su. Further, the counterclaim alleges that the Company has wrongfully obtained an injunction against Mr. Su. In his counterclaim, Mr. Su asks that the Company recover nothing in its suit against Mr. Su and seeks actual damages up to a maximum amount of $8 billion, exemplary damages and attorneys' fees. The Company intends to vigorously defend itself against the charges made in the counterclaim and pursue its claims, but can provide no assurance as to the outcome of this legal action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Drilling Company

Date: June 23, 2014	By:	/s/ Mark C. Howell
Mark C. Howell
General Counsel